Exhibit T3A.23

	0849889.06	bschell
ADD
FRANLIN COUNTY	Alison Lundergan Grimes
A94 PG324	Kentucky Secretary of State
Received and Filed:
2/13/2013 12:06 PM
Fee Receipt: $40.00

COMMONWEALTH OF KENTUCKY

Alison Lundergan Grimes, Secretary of State

Division of Business Filings Business Filings PO Box 718 Frankfort, KY 40602 (502) 564-3490 www.sos.ky.gov	Articles of Organization Limited Liablity Company		KLC
Pursuant to KRS14A and KRS 275, the undersigned applies to qualify and for that purpose submits the following statements:

Article I: The name of the limited liability company is CBL Louisville Member, LLC

Article II: The street address of the limited liability company’s initial registered office in Kentucky is
421 West Main Street, Frankfort, KY 40601
Street Address City (No Post Office Box Numbers)	City	State	Zip Code

and the name of the initial registered agent at that office is	CSC-Lawyers Incorporating Service Company

Article III: The mailing address of the limited liability company's initial principal office is
2030 Hamilton Place Boulevard, CBL Center, Suite 500, CBL Center. Suite	Chattanooga	TN	37421
Street Address or Post Office Box Number	City	State	Zip Code

Article IV: The limited liability company is to be managed by (must check one):
☐	A. a manager(s).
☑	B. its member(s).
Article V: The application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective delayed effective date cannot be prior to the date the application is filed. The date and/or time is
(Delayed effective date and/or time)

I/We declare under penalty of perjury under the laws of the state of Kentucky that the foregoing in true and correct.
	Ralph M. Killebrew, Jr., Assistant Secretary		2/12/2013
Signature of Organizer	Printed Name & Title		Date

Signature of Organizer	Printed Name & Title		Date

I,CSC-Lawyers Incorporating Service Company	, content to serve as the registered agent on behalf of the limited liability company
Print Name of Registered Agent
By:	Harry B. Davis Asst. Vice President	2/12/13
Signature of Registered Agent
(01/12)